LEGAL & COMPLIANCE, LLC

LAURA ANTHONY, ESQUIRE	www.legalandcompliance.com
LAZARUS ROTHSTEIN, ESQUIRE	WWW.SECURITIESLAWBLOG.COM
CHAD FRIEND, ESQUIRE, LLM	WWW.LAWCAST.COM

OF COUNSEL:
CRAIG D. LINDER, ESQUIRE
PETER P. LINDLEY, JD, CPA, MBA	DIRECT E-MAIL: LANTHONY@LEGALANDCOMPLIANCE.COM
STUART REED, ESQUIRE
MARC S. WOOLF, ESQUIRE

, 2015

IEG Holdings Corporation

6160 West Tropicana Ave., Suite E-13

Las Vegas, NV 89103

Re: IEG Holdings Corporation Registration Statement on Form S-1 (File No. 333-            )

Gentlemen:

You have requested our opinion, as counsel for IEG Holdings Corporation, a Florida corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of                        shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”), which includes up to                          shares issuable upon exercise of an over-allotment option granted by the Company, together with warrants (the “Warrants”) to purchase an equal number of shares of Common Stock (the “Warrant Shares”) and the issuance of the Warrant Shares upon exercise of the Warrants. The Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.” We understand that the Securities are to be sold to the underwriter for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and between the Company and the underwriter (the “Underwriting Agreement”).

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. In rendering the opinions expressed below, we have assumed, but not independently established the validity of the following assumptions:

(i)	The genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

(ii)	Each public authority document is accurate, complete and authentic and all official public records (including their proper indexing and filing) are accurate and complete.

(iii)	All parties to the Underwriting Agreement, other than the Company, have legal existence.

(iv)	All Company securities that have not been cancelled which have been issued since the date of incorporation of the Company have been issued in accordance with the registration or qualification provisions of the Securities Act and applicable state securities laws or pursuant to valid exemptions therefrom.

Subject to and in reliance upon the foregoing, we are of the opinion that.

1.	The Shares, when issued, sold and delivered in the matter and for the consideration set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

2.	The Warrants, when duly executed and delivered by the Company in the manner and for the consideration set forth in the Registration Statement, will constitute valid and legally binding obligations of the Company.

3.	The Warrant Shares, if and when issued, paid for and delivered in compliance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Florida; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Legal & Compliance, LLC

By:
Laura Anthony, Esq.

330 CLEMATIS STREET, #217 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832